EXHIBIT 23(b)

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Inamed Corporation and subsidiaries

New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 12, 1999, except for note 14, which is as of March 3, 1999, relating to the consolidated financial statements and schedule of Inamed Corporation and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.


/s/ BDO Seidman, LLP
--------------------------
BDO SEIDMAN, LLP
New York, New York
March 10, 2000



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